                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                            Current Report Pursuant
                         To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 30, 1995

                        IMPERIAL CREDIT INDUSTRIES, INC.

             (Exact Name of Registrant as Specified in its Charter)


                                   California
                 (State or Other Jurisdiction of Incorporation)


       0-19861                                             95-4054791
(Commission File Number)                    (I.R.S. Employer Identification No.)


               23550 Hawthorne Boulevard, Building One, Suite 110
                          Torrance, California  90505
          (Address of Principal Executive Offices, Including Zip Code)


                                 (310) 373-1704
              (Registrant's Telephone Number, Including Area Code)

Item 2.    Acquisition or Disposition of Assets.
------     ------------------------------------

     On September 30, 1995, the Company acquired from Coast Federal Savings Bank, Federal Savings Bank, all of the outstanding capital stock of CoastFed Business Credit Corporation ("CBCC"), a financial services company engaged primarily in the origination and servicing of business loans. The purchase price which included its loan receivables was $150,000,000. The acquisition was recorded using the purchase method of accounting. Under this method of accounting, the purchase price was allocated to the respective assets acquired with a fair value of $139,000,000 and liabilities assumed with a fair value of $5,000,000 at the date of the purchase transaction. The excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill of approximately $16,000,000.

     Concurrently with the closing of the transaction described above, CBCC was merged with and into Southern Pacific Thrift & Loan Association, the Company's wholly-owned thrift subsidiary ("Southern Pacific"). Upon consummation of the merger, CBCC was renamed Coast Business Credit ("CBC") and became an operating division of Southern Pacific. CBC's headquarters and operations center are located in Los Angeles, California.

Item 7.    Financial Statements and Exhibits.
------     ---------------------------------

     (a) Financial statements of business acquired: The financial statements for CoastFed Business Credit Corporation are provided herewith.

     (b) Pro forma financial information: The pro forma consolidated income statement for the year ended December 31, 1995 is provided herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       IMPERIAL CREDIT INDUSTRIES, INC.



Date: March 27, 1997
                                       By: /s/ H. Wayne Snavely
                                           ----------------------------
                                           Name: H. Wayne Snavely
                                           Title: President, Chief Executive
                                                  Officer and Chairman

KPMG








                     COASTFED BUSINESS CREDIT CORPORATION

                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                             Financial Statements

                            December 1994 and 1993

                  (With Independent Auditors' Report Thereon)

[LETTERHEAD OF KPMG Peat Marwick LLP]


                         Independent Auditors' Report
                         ----------------------------



The Board of Directors
CoastFed Business Credit Corporation:

We have audited the accompanying statement of financial condition of CoastFed Business Credit Corporation (a wholly owned subsidiary of Coast Federal Bank, Federal Savings Bank) as of December 31, 1994 and 1993, and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CoastFed Business Credit Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                           /s/ KPMG Peat Marwick LLP

January 27, 1995

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                       Statement of Financial Condition

                                                           December 31,
                                                 ------------------------------
                                                     1994              1993
                                                 ------------      ------------
Assets
------
Cash                                             $      5,180      $  1,779,534
Loans receivable, net                             139,383,786       104,287,129
Accrued interest receivable and other assets           14,916            12,030
Depreciable assets                                    190,027           132,449
Goodwill, net                                               -           166,427
Deferred income taxes receivable from parent        1,589,433         1,332,633
                                                 ------------      ------------

    Total assets                                 $141,183,342      $107,710,202
                                                 ============      ============

Liabilities and Stockholder's Equity
------------------------------------
Due to parent                                    $124,719,848      $ 91,723,449
Accrued expenses                                      458,589           425,660
Other liabilities                                   4,004,905         3,561,093
                                                 ------------      ------------

    Total liabilities                             129,183,342        95,710,202
                                                 ------------      ------------

Commitments and contingent liabilities

Stockholder's equity
 Common stock, without par value. Authorized
  1,000,000 shares; issued and outstanding
  25,000 shares                                    12,000,000        12,000,000
 Retained earnings                                          -                 -
                                                 ------------      ------------

    Total stockholder's equity                     12,000,000        12,000,000
                                                 ------------      ------------

    Total liabilities and stockholder's equity   $141,183,342      $107,710,202
                                                 ============      ============

See accompanying notes to financial statements.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                            Statement of Operations


                                                      Year Ended December 31,
                                                   -----------------------------
                                                       1994              1993
                                                   -----------       -----------
Interest income                                    $15,219,690       $13,439,561
Interest expense paid to parent                      5,106,253         3,760,899
                                                   -----------       -----------

     Net interest income                            10,113,437         9,678,662

Provision for loan losses                              600,000           600,000
                                                   -----------       -----------

     Net interest income after position
      for loan losses                                9,513,437         9,078,662
                                                   -----------       -----------

Noninterest income                                     576,620           108,459
                                                   -----------       -----------

Noninterest expense:
 Compensation and benefits                           1,807,743         1,777,410
 Other general and administrative                      523,040           473,117
 Amortization of goodwill                              166,427           166,427
                                                   -----------       -----------

                                                     2,497,210         2,416,954
                                                   -----------       -----------

     Earnings before income tax expense              7,592,847         6,770,167

Income tax expense                                   3,252,924         2,881,759
                                                   -----------       -----------

     Net earnings                                  $ 4,339,923       $ 3,888,408
                                                   ===========       ===========

See accompanying notes to financial statements.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                       Statement of Stockholder's Equity

                                                                     Total
                                      Capital       Retained      stockholder's
                                       stock        earnings         equity
                                    -----------    -----------    -------------
Balance, December 31, 1992          $ 9,200,000    $         -     $ 9,200,000

Net earnings for the year
 ended December 31, 1993                      -      3,888,408       3,888,408

Cash dividends                                -     (3,888,408)     (3,888,408)

Additional paid-in capital            2,800,000              -       2,800,000
                                    -----------    -----------     -----------

Balance, December 31, 1993           12,000,000              -      12,000,000

Net earnings for the year
 ended December 31, 1994                      -      4,339,923       4,339,923

Cash dividends                                -     (4,339,923)     (4,339,923)
                                    -----------    -----------     -----------

Balance, December 31, 1994          $12,000,000    $         -     $12,000,000
                                    ===========    ===========     ===========

See accompanying notes to financial statements.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                            Statement of Cash Flows


                                                                        Year Ended December 31,
                                                                    ------------------------------
                                                                        1994              1993
                                                                    ------------      ------------
Cash flows from operating activities:
  Net earnings                                                      $  4,339,923      $  3,888,408
                                                                    ------------      ------------

  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
      Provision for loan losses                                          600,000           600,000
      Net increase (decrease) in other liabilities                       443,812          (249,441)
      Amortization of goodwill                                           166,427           166,427
      Depreciation                                                        44,247            37,209
      Net increase in accrued expenses                                    32,929            84,144
      Net (increase) decrease in accrued interest
        receivable and other assets                                       (2,886)           29,066
      Net increase in deferred income taxes receivable
        from parent                                                     (256,800)       (1,332,633)
                                                                    ------------      ------------

        Total adjustments                                              1,027,729          (665,228)
                                                                    ------------      ------------

        Net cash provided by operating activities                      5,367,652         3,223,180
                                                                    ------------      ------------

Cash flows from investing activities:
  Net (increase) decrease in loans receivable                        (35,696,657)       18,574,949
  Additions to depreciable assets                                       (101,825)          (12,509)
                                                                    ------------      ------------

        Net cash provided (used) by investing activities             (35,798,482)       18,562,440
                                                                    ------------      ------------

Cash flows from financing activities:
  Increase (decrease) in due to parent                                32,996,399       (23,702,760)
  Cash dividends paid                                                 (4,339,923)       (3,888,408)
  Additional paid-in capital                                                   -         2,800,000
                                                                    ------------      ------------

        Net cash provided (used) by financing activities              28,656,476       (24,791,168)
                                                                    ------------      ------------

        Net decrease in cash                                          (1,774,354)       (3,005,548)

Cash at beginning of year                                              1,779,534         4,785,082
                                                                    ------------      ------------

Cash at end of year                                                 $      5,180      $  1,779,534
                                                                    ============      ============


See accompanying notes to financial statements.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                         Notes to Financial Statements

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     General
     -------

     The financial statements of CoastFed Business Credit Corporation ("CBCC"), a wholly owned subsidiary of Coast Federal Bank, Federal Savings Bank ("Coast"), have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition, and revenues and expenses for the period reported in the accompanying statement of operations. Actual results could differ from those estimates. Certain reclassifications have been made to the financial statements for 1993 to conform to the 1994 presentation.

     Allowance for Loan Losses
     -------------------------

     Valuation allowances for estimated losses on loans are provided to absorb known and inherent risks in the loan portfolio. The allowance is based on management's evaluation of many factors, including asset classifications, economic trends, industry experience, industry and geographic concentrations, historical loss experience, the borrower's ability to repay, probability of foreclosure and collateral values assuming orderly liquidations.

     Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses. Management believes that the allowance for losses on loans is adequate. Management uses available information to recognize losses on loans; future additions to the allowance may be necessary based on changes in economic conditions or other factors. In addition, various regulatory agencies, as an integral part of their examination of Coast, periodically review CBCC's allowance for loan losses. Such agencies may require CBCC to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

     Interest Income on Loans
     ------------------------

     Interest income on loans is accrued as it is earned. Interest receivable on loans deemed uncollectible is excluded from interest income.

     Goodwill
     --------

     In 1990, CBCC reevaluated the estimated useful life of its goodwill and, as a result, revised the amortization period to five years from the 30-year period previously utilized. The effect of this change in estimate was to increase the amortization of goodwill to approximately $166,000 annually. At December 31, 1994, CBCC had no remaining goodwill.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued

Loan Origination Fees
---------------------

Virtually all costs to originate loans are reimbursed by the borrowers. Loan origination fees, net of costs, are deferred and amortized into interest income utilizing the interest method over the lives of the related loans.

Dividends
---------

CBCC declares a dividend equivalent to its net earnings each quarter.

Depreciation and Amortization
-----------------------------

Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the assets or the term of the lease.

Change in Accounting Principles
-------------------------------

Loan Impairment - Effective January 1, 1994, CBCC adopted Statement of Financial Accounting Standards No. 114 entitled Accounting by Creditors for Impairment of a Loan ("SFAS 114") which was subsequently amended by SFAS No. 118 entitled Accounting for Creditors for Impairment of a Loan-Income Recognition and Disclosure ("SFAS 118"). Impairment is present when it is probable that a creditor will be unable to collect all amounts contractually due under a loan agreement. Loans are evaluated for impairment as part of CBCC's normal internal asset review process. When a loan is determined to be impaired, a writedown is taken or an allowance is established which is based upon the difference between CBCC's investment in the loan and one of the following methodologies as prescribed by SFAS 114: (i) the present value of expected cash flows from the loan discounted at the loan's effective interest rate, (ii) an observable market price, or (iii) the fair value of the loan's underlying collateral.

At December 31, 1994, CBCC had impaired loans of $1.8 million valued utilizing method (iii) above. At December 31, 1994, the aggregate impairment on loans for which an impairment allowance had been established or charge-off taken was $1.3 million. During the year ended December 31, 1994, CBCC's average investment on impaired loans was $2.1 million and no income was recorded on loans identified as being impaired.

Disclosures about Fair Value of Financial Instruments
-----------------------------------------------------

In December 1991, the FASB issued Statement of Financial Standards No. 107, Disclosures about Fair Value of Financial Instruments ("SFAS 107") which for certain disclosures was subsequently amended by Statement of Financial Standards No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments ("SFAS 119"). This statement became effective for financial statements issued for fiscal years ended after December 15, 1992, except for entities (such as CBCC) with less than $150 million in total asset in the then current financial statements. For those entities, the effective date is for fiscal years ending after December 15, 1995. SFAS 107

                     COASTFED BUSINESS CREDIT CORPORATION
                        (A Wholly Owned Subsidiary of
                  Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued


will require the Company to disclose, in the accompanying notes, the fair value of financial instruments for which it is practicable to estimate that value. SFAS 107 will also require the Company to disclose the methods and significant assumptions used to estimate the fair value of financial instruments.

(2)  Loans Receivable, Net
     ---------------------

     The following is a summary of loans receivable at the dates indicated.

                                                         December 31,
                                                ------------------------------
                                                    1994              1993
                                                ------------      ------------
       Loans secured by:
          Accounts receivable                   $ 90,197,824      $ 64,210,768
          Inventory                               16,073,323        14,714,361
          Machinery, equipment and real estate    36,942,480        28,591,841
                                                ------------      ------------
                                                 143,213,627       107,516,970
          Valuation allowance                     (3,829,841)       (3,229,841)
                                                ------------      ------------

                                                $139,383,786      $104,287,129
                                                ============      ============


     The weighted average yield on loans receivable was 11.83% and 11.23% at December 31, 1994 and 1993, respectively.

     Pursuant to provisions contained within the loan agreements, CBCC adds interest earned to the respective loan balance of loans secured by accounts receivable, inventory and machinery and equipment. CBCC provides an allowance for interest receivable deemed uncollectible. The provision is accounted for as a reduction of interest income, and the allowance is recorded as an offset to the respective loans receivable.

     The table shown below reflects the changes in the valuation allowance on loans receivable for the years indicated.

                                                 Year Ended December 31,
                                              ----------------------------
                                                 1994              1993
                                              ----------        ----------
       Balance at beginning of period         $3,229,841        $2,629,841
       Additions charged to operations           600,000           600,000
                                              ----------        ----------

          Balance at end of period            $3,829,841        $3,229,841
                                              ==========        ==========


     CBCC had commitments to make additional fundings on loans receivable to existing borrowers totaling approximately $116 million and $140 million at December 31, 1994 and 1993, respectively, however, each additional funding is contingent upon the borrower maintaining sufficient collateral.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued


     The loan portfolio is concentrated in California. There is no concentration of loans to borrowers in a specific industry.

(3)  Depreciable Assets
     ------------------

     The following is a summary of depreciable assets at the dates indicated.

                                                   December 31,
                                             -----------------------
                                               1994           1993
                                             --------       --------

       Furniture, fixtures and equipment     $491,640       $389,816
       Leasehold improvements                  44,038         44,038
                                             --------       --------
                                              535,678        433,854
       Accumulated depreciation              (345,651)      (301,405)
                                             --------       --------

                                             $190,027       $132,449
                                             ========       ========


     CBCC leases certain premises and equipment under operating leases that expire in the year 2000. Lease expense for office facilities amounted to $258,751 and $261,107 for the years ended December 31, 1994 and 1993, respectively.

     The total annual minimum lease commitment under noncancelable operating leases at December 31, 1994, was as follows for the years indicated.

        Year ending December 31:
           1995                             $145,860
           1996                              145,860
           1997                              145,860
                                            --------

                                            $437,580
                                            ========

(4)  Due to Parent

     Coast provides funds to CBCC to meet requests for loans to borrowers and any other liquidity needs. Coast charges interest on the advances on a monthly basis at the rate of the Bank of America prime lending rate less 2%. The advances from Coast are made on a continuing basis consistent with an agreement between Coast and CBCC.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued


(5)  Income Taxes
     ------------

     CBCC is included in the consolidated Federal income tax return and combined California franchise tax return of Coast Savings Financial, Inc., the parent company of Coast.

     During 1994, CBCC accounted for its net deferred tax assets and liabilities on a separate-company basis. The balance of CBCC's net deferred tax asset at December 31, 1994, is approximately $1.6 million and is comprised entirely of temporary differences related to the excess of the allowance for loan losses for financial reporting purposes over such allowance for tax purposes. There was no valuation allowance with respect to the deferred tax asset at December 31, 1994, and management believes that it is more likely than not that the entirety of the deferred tax asset will be realized.

     Current and deferred income taxes have been computed by applying the provisions of SFAS 109 as if CBCC were a separate taxpayer.

     Income tax expense consists of the following components for the years ended December 31, 1994 and 1993.

                               Federal         State          Total
                              ----------     ----------     ----------
       1994:
          Current             $2,877,974     $  631,750     $3,509,724
          Deferred              (210,576)       (46,224)      (256,800)
                              ----------     ----------     ----------

                              $2,667,398     $  585,526     $3,252,924
                              ==========     ==========     ==========
       1993:
          Current             $2,295,037     $  834,282     $3,129,319
          Deferred              (181,560)       (66,000)      (247,560)
                              ----------     ----------     ----------

                              $2,113,477     $  768,282     $2,881,759
                              ==========     ==========     ==========


     The deferred tax expense is primarily due to the provision for loan losses. For financial reporting purposes, CBCC is on the allowance method for loan losses. For income tax purposes, loan losses are deducted when charged off.

     A reconciliation from the expected Federal income tax rate to the effective income tax rate for the periods indicated.

                                            Year Ended December 31,
                                           -------------------------
                                              1994           1993
                                           ----------     ----------
       Expected Federal income tax rate       34.0%          34.0%
       Increase in taxes resulting from:
         California franchise taxes,
          net of Federal tax effect            7.9            7.5
         Amortization of goodwill              0.9            1.1
                                              ----           ----

            Effective income tax rate         42.8%          42.6%
                                              ====           ====


                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued


(6)  Pension Plan
     ------------

     CBCC's employees' pension plan benefits are provided by the Coast's pension plan, which covers substantially all employees of Coast and its wholly owned subsidiaries. Benefits are based on an employee's years of service and average earnings in the five highest consecutive years during the last ten years of employment and are reduced by a specified percentage of the employee's primary Social Security benefits. No expense has been allocated to CBCC by Coast for the years ended December 31, 1994 and 1993.

(7)  Contingent Liabilities
     ----------------------

     CBCC is involved in litigation arising in the normal course of business. Management does not believe such litigation will have a material adverse effect on CBCC.

KPMG





                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                             Financial Statements

                          December 31, 1993 and 1992

                  (With Independent Auditors' Report Thereon)

[LETTERHEAD OF KPMG Peat Marwick LLP]


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
CoastFed Business Credit Corporation:


We have audited the accompanying statements of financial condition of CoastFed Business Credit Corporation (a wholly owned subsidiary of Coast Federal Bank, Federal Savings Bank) as of December 31, 1993 and 1992 and the related statements of earnings, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CoastFed Business Credit Corporation as of December 31, 1993 and 1992 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in note 9 to the financial statements, the 1993 and 1992 financial statements have been restated to reflect the recognition of certain deferred income.


                                       /s/ KPMG Peat Marwick LLP

February 18, 1994, except for note 9
  to the financial statements, as to
  which the date is January 27, 1995.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                       Statements of Financial Condition

                          December 31, 1993 and 1992

                                                    1993          1992
                                                ------------   -----------
                                                        (Restated)
              Assets
Cash                                            $  1,779,534     4,785,082
Loans receivable, net                            104,287,129   123,462,078
Accrued interest receivable and other assets          12,030        41,096
Depreciable assets                                   132,449       157,149
Goodwill, net                                        166,427       332,854
Deferred income taxes receivable from parent       1,332,633            --
                                                ------------   -----------
         Total assets                           $107,710,202   128,778,259
                                                ============   ===========

   Liabilities and Stockholder's Equity

Due to parent                                   $ 91,723,449   115,426,209
Accrued expenses                                     425,660       341,516
Other liabilities                                  3,561,093     3,810,534
                                                ------------   -----------
         Total liabilities                        95,710,202   119,578,259
                                                ------------   -----------

Commitments and contingent liabilities

Stockholder's equity
 Common stock, without par value,
  Authorized 1,000,000 shares; issued and
  outstanding 25,000 shares                       12,000,000     9,200,000
 Retained earnings                                        --            --
                                                ------------   -----------
         Total stockholder's equity               12,000,000     9,200,000
                                                ------------   -----------
         Total liabilities and stockholder's
          equity                                $107,710,202   128,778,259
                                                ============   ===========

See accompanying notes to financial statements.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                            Statements of Earnings

                    Years ended December 31, 1993 and 1992

                                                    1993           1992
                                                 -----------    ----------
                                                        (Restated)
Interest income                                  $13,439,561    13,835,268
Interest expense paid to parent                    3,760,899     4,640,749
                                                 -----------    ----------

         Net interest income                       9,678,662     9,194,519

Provision for loan loses                             600,000       600,000
                                                 -----------    ----------

         Net interest income after provision
          for loan losses                          9,078,662     8,594,519
                                                 -----------    ----------

Noninterest income                                   108,459       210,859
                                                 -----------    ----------

Other expenses:
  Compensation and benefits                        1,594,457     1,381,326
  General and administrative expenses                496,500       497,673
  Other                                              325,997       322,295
                                                 -----------    ----------
                                                   2,416,954     2,201,294
                                                 -----------    ----------

         Earnings before income tax expense        6,770,167     6,604,084

Income tax expense                                 2,881,759     2,812,307
                                                 -----------    ----------

         Net earnings                            $ 3,888,408     3,791,777
                                                 ===========    ==========

See accompanying notes to financial statements.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                      Statements of Stockholder's Equity

                     Years ended December 31, 1993 and 1992

                                                                      Total
                                             Capital     Retained  stockholder's
                                              stock      earnings     equity
                                           -----------  ---------- -------------
Balance, December 31, 1991, as previously
  reported                                 $12,000,000          --   12,000,000

Restatement of net earnings                         --     834,019      834,019

Restatement of cash dividends                       --    (834,019)    (834,019)
                                           -----------  ----------   ----------

Balance, December 31, 1991, as restated     12,000,000          --   12,000,000

Net earnings for the year ended
  December 31, 1992                                 --   3,791,777    3,791,777

Cash dividends                                      --  (3,791,777)  (3,791,777)

Distribution of capital to parent           (2,800,000)         --   (2,800,000)
                                           -----------  ----------   ----------

Balance, December 31, 1992                   9,200,000          --    9,200,000

Net earnings for the year ended
  December 31, 1993                                 --   3,888,408    3,888,408

Cash dividends                                      --  (3,888,408)  (3,888,408)

Additional paid-in capital                   2,800,000          --    2,800,000
                                           -----------  ----------   ----------

Balance, December 31, 1993                 $12,000,000          --   12,000,000
                                           ===========  ==========   ==========

See accompanying notes to financial statements.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                           Statements of Cash Flows

                    Years ended December 31, 1993 and 1992

                                                         1993           1992
                                                     -----------     ----------
                                                             (Restated)
Cash flows from operating activities:
  Net earnings                                       $ 3,888,408      3,791,777
                                                      ----------     ----------
  Adjustments to reconcile net earnings to
   net cash provided by operating activities:
     Depreciation                                         37,209         36,697
     Amortization of goodwill                            166,427        166,428
     Provision for loan losses                           600,000        600,000
     Gain on sale of depreciable assets                      --          (8,625)
     Net decrease (increase) in accrued interest
      receivable and other assets                         29,066        (16,410)
     Net increase in deferred income taxes
      receivable from parent                          (1,332,633)           --
     Net increase (decrease) in accrued expenses          84,144        (42,163)
     Net (decrease) increase in other liabilities       (249,441)       560,254
                                                      ----------     ----------
         Total adjustments                              (665,228)     1,296,181
                                                      ----------     ----------
         Net cash provided by operating activities     3,223,180      5,087,958
                                                      ----------     ----------

Cash flows from investing activities:
  Proceeds from sale of real estate                          --       1,192,385
  Net decrease (increase) in loans receivable         18,574,949    (19,885,121)
  Proceeds from sale of real estate held for sale            --       1,399,262
  Additions to depreciable assets                        (12,509)        (5,590)
  Proceeds from sale of depreciable assets                   --           8,625
                                                      ----------     ----------
         Net cash provided (used) by investing
          activities                                  18,562,440    (17,290,439)
                                                      ----------     ----------

Cash flows from financing activities:
  (Decrease) increase in due to parent               (23,702,760)    17,671,438
  Cash dividends paid                                 (3,888,408)    (3,791,777)
  Capital distributions                                      --      (2,800,000)
  Additional paid-in capital                           2,800,000            --
                                                      ----------     ----------
         Net cash (used) provided by financing
          activities                                 (24,791,168)    11,079,661
                                                      ----------     ----------
         Net decrease in cash                         (3,005,548)    (1,122,820)

Cash at beginning of year                              4,785,082      5,907,902
                                                      ----------     ----------
Cash at end of year                                  $ 1,779,534      4,785,082
                                                      ==========     ==========


See accompanying notes to financial statements.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                         Notes to Financial Statements

                          December 31, 1993 and 1992


(1)  Summary of Significant Accounting Policies
-----------------------------------------------

     General
     -------

     The financial statements of CoastFed Business Credit Corporation (CBCC), a wholly owned subsidiary of Coast Federal Bank, Federal Savings Bank (Coast), have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period reported in the accompanying statement of earnings. Actual results could differ from those estimates.

     Allowance for Loan Losses
     -------------------------

     Valuation allowances for estimated losses on loans are provided to absorb known and inherent risks in the loan portfolio. The allowance is based on management's evaluation of many factors, including current economic trends, industry experience, historical loss experience, the borrower's ability to repay, probability of foreclosure and estimated collateral values assuming orderly liquidations.

     Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses. Management believes that the allowance for losses on loans is adequate. Management uses available information to recognize losses on loans; future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination of Coast, periodically review CBCC's allowance for losses on loans. Such agencies may require CBCC to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

     Interest Income on Loans
     ------------------------

     Interest income on loans is accrued as it is earned. Interest receivable on loans deemed uncollectible is excluded from interest income.

     Goodwill
     --------

     In 1990, CBCC reevaluated the estimated useful life of its goodwill and, as a result, revised the amortization period to 5 years from the 30-year period previously utilized. The effect of this change in estimate was to increase the amortization of goodwill to approximately $166,000 annually.

     Loan Origination Fees
     ---------------------

     Virtually all costs to originate loans are reimbursed by the borrower. Loan origination fees are deferred and amortized into interest income using a method that approximates the interest method.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued

Dividends
---------

CBCC remits net earnings to its parent on a quarterly basis.

Depreciation and Amortization
-----------------------------

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the assets or the term of the lease.

Change in Accounting Principles
-------------------------------

Income Taxes - On February 10, 1992, the Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting Standards No. 109, entitled "Accounting for Income Taxes" (SFAS 109), which superseded Statement of Financial Accounting Standards No. 96 of the same title (SFAS 96). Under SFAS 109, deferred tax liabilities are recognized on all taxable temporary differences (reversing differences where tax deductions initially exceed financial statement expense, or income is reported for financial statement purposes prior to being reported for tax purposes). In addition, deferred tax assets are recognized on all deductible temporary differences (differences where tax deductions initially are less than financial statement expense, or income is reported for tax purposes prior to being reported for financial statement purposes). In addition, deferred tax assets are recognized on all deductible temporary differences (reversing differences where financial statement expense initially exceeds tax deductions, or income is reported for tax purposes prior to being reported for financial statement purposes) and operating loss and tax credit carryforwards. Valuation allowances are established to reduce deferred tax assets if it is determined to be "more likely than not" that all or some portion of the potential deferred tax assets will not be realized.

CBCC adopted SFAS 109 as of January 1, 1992. The adoption of SFAS 109 did not impact earnings for 1992, and there was no cumulative effect of a change in accounting principle.

Loan Impairment - During 1993, the FASB issued Statement of Financial Accounting Standards No. 114, entitled "Accounting by Creditors for Impairment of a Loan" (SFAS 114), which will become effective for financial statements for fiscal years beginning after December 15, 1994, with earlier application encouraged, and requiring that the initial application be as of the beginning of the reporting company's fiscal year. SFAS 114 will significantly alter the prescribed methodology for determining the amount by which a loan is impaired, the required manner for reporting such impairment and the classification of such assets. Management does not believe that there will be an adverse material impact from the adoption of SFAS 114; however, it has not yet determined when SFAS 114 will be implemented.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued

(2)  Loans Receivable, Net
     ---------------------

     The following is a summary of loans receivable:

                                                      1993             1992
                                                  ------------     -----------
         Loans secured by:
           Accounts receivable                    $ 64,210,768      71,745,245
           Inventory                                14,714,361      21,055,216
           Machinery, equipment and real estate     28,591,841      33,291,458
                                                  ------------     -----------
                                                   107,516,970     126,091,919
           Less allowance for loan losses            3,229,841       2,629,841
                                                  ------------     -----------

             Loans receivable, net                $104,287,129     123,462,078
                                                  ============     ===========

     The weighted average yield on loans receivable was 11.02% and 11.07% at December 31, 1993 and 1992, respectively.

     As allowed by the loan agreements, CBCC adds interest receivable to the loan balance for loans secured by accounts receivable, inventory and machinery and equipment. CBCC provides an allowance for interest receivable deemed uncollectible. The provision is accounted for as a reduction of interest income, and the allowance is offset against loans receivable.

     The table shown below reflects the changes in the valuation allowance on loans receivable for the years indicated:

                                                      1993             1992
                                                  ------------     -----------
         Balance at beginning of period           $  2,629,841       2,782,150
         Additions charged to operations               600,000         600,000
         Losses charged                                     --        (752,309)
                                                  ------------     -----------

         Balance at end of period                 $  3,229,841       2,629,841
                                                  ============     ===========

     CBCC had commitments to make additional fundings on loans receivable to existing borrowers of approximately $140,000,000 and $113,000,000 at December 31, 1993 and 1992, respectively. The additional fundings are contingent upon the borrower maintaining sufficient collateral.

     CBCC, through a commercial bank, processes letters of credit guaranteeing purchases or commitments of its borrowers. Since CBCC no longer has a letter of credit line, all requests to process letters of credit must be secured in advance by cash. Requests to process letters of credit are secured by collateral pledged by the borrowers. Advances outstanding at December 31, 1993 and 1992 totaled $0 and $155,391, respectively.

     The loan portfolio is concentrated in Southern California. There is no concentration of loans to borrowers in a specific industry.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued

(3)  Depreciable Assets
     ------------------

     The following is a summary of depreciable assets, which are recorded at cost:

                                                        1993             1992
                                                      --------         -------
         Furniture, fixtures and equipment            $389,816         377,307
         Leasehold improvements                         44,038          44,038
                                                      --------         -------
                                                       433,854         421,345
         Less accumulated depreciation                 301,405         264,196
                                                      --------         -------

             Depreciable assets                       $132,449         157,149
                                                      ========         =======

     CBCC leases certain premises and equipment under operating leases that expire in 2000. Lease expense for office facilities amounted to $261,107 and $257,974 for the years ended December 31, 1993 and 1992, respectively.

     The total annual minimum lease commitment under noncancelable operating leases at December 31, 1993 was as follows for the years indicated:

                        Year ending December 31:
                             1994                    $257,400
                             1995                     145,860
                             1996                     145,860
                                                     --------

                                                     $549,120
                                                     ========

(4)  Due to Parent
     -------------

     Coast provides funds to CBCC to meet requests for loans to borrowers and any other liquidity needs. Coast charges interest on the advances on a monthly basis at the rate of Bank of America's prime lending rate less 2%. The advances from Coast are made on a continuing basis consistent with an agreement between Coast and CBCC.

(5)  Income Taxes
     ------------

     CBCC is included in the consolidated Federal income tax return and combined California franchise tax return of Coast Savings Financial, Inc., the parent company of Coast.

     During 1993, CBCC accounted for its net deferred tax assets and liabilities on a separate-company basis. The balance of CBCC's net deferred tax asset at December 31, 1993 is approximately $1.3 million and is comprised entirely of temporary differences related to the excess of the allowance for loan losses for financial reporting purposes over the allowance for tax purposes. There was no valuation allowance at December 13, 1993, and management believes that it is more likely than not that all of the deferred tax asset will be realized.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued

     Current and deferred income taxes have been computed by applying the provisions of SFAS 109 as if CBCC were a separate taxpayer. In 1992 and prior years, CBCC settled its tax liability, including its net deferred tax assets and liabilities, with Coast through an intercompany account at the end of each quarter. The amount of CBCC's net deferred tax asset at December 31, 1992 would have been approximately $1.0 million if it had not been settled with the parent.

     Income tax expense consists of the following components:

                                       Federal       State      Total
                                      ----------    -------   ---------
                                                  (Restated)
         1993:
           Current                    $2,322,961    806,358   3,129,319
           Deferred                     (181,560)   (66,000)   (247,560)
                                      ----------    -------   ---------
                                      $2,141,401    740,358   2,881,759
                                      ==========    =======   =========
         1992:
           Current                    $2,043,064    706,400   2,749,464
           Deferred                       46,089     16,754      62,843
                                      ----------    -------   ---------
                                      $2,089,153    723,154   2,812,307
                                      ==========    =======   =========

     The deferred tax expense is primarily due to the provision for loan losses. For financial reporting purposes, CBCC is on the reserve method for loan losses. For income tax purposes, loan losses are deducted when charged off.

     A reconciliation from the expected Federal income tax rate to the effective income tax rate follows:

                                                     1993        1992
                                                     ----        ----
             Expected Federal income tax rate        34.0%       34.0%
             Increase in taxes resulting from:
               California franchise taxes, net
                of Federal tax effect                 7.5         7.5
               Goodwill                               1.0         1.0
                                                     ----        ----
                   Effective income tax rate         42.5%       42.5%
                                                     ====        ====

(6)  Pension Plan
-----------------

     CBCC's employees' pension plan benefits are provided by the Coast Pension Plan, which covers substantially all employees of Coast and its wholly owned subsidiaries. Benefits are based on an employee's years of service and average earnings in the five highest consecutive years during the last ten years of employment and are reduced by a specified percentage of the employee's primary Social Security benefits. No expense has been allocated to CBCC by Coast for the years ended December 31, 1993 and 1992.

                     COASTFED BUSINESS CREDIT CORPORATION
                         (A Wholly Owned Subsidiary of
                   Coast Federal Bank, Federal Savings Bank)

                   Notes to Financial Statements, Continued


(7)  Contingent Liabilities
---------------------------

     CBCC is involved in litigation arising in the normal course of business. Management does not believe such litigation will have a material adverse effect on the financial condition of CBCC.

(8)  Subsequent Event
---------------------

     On January 17, 1994, Los Angeles, California experienced a strong earthquake, followed by a series of significant aftershocks. These tremors caused damage to property and infrastructure over a widespread area of Los Angeles and surrounding communities. CBCC's corporate offices did not sustain material damage as a result of the earthquakes. In addition, CBCC anticipates that the effect of the earthquakes on its loan portfolio will be immaterial to its financial condition or results of operations.

(9)  Restatement of 1993 and 1992 Financial Statements
------------------------------------------------------

     The 1993 and 1992 financial statements have been restated to reflect the recognition of certain deferred income items into net earnings. The effect of the restatements resulted in increases in 1993 and 1992 net earnings of $646,002 and $615,659, respectively.

(b) Pro Forma Financial Information


                          PRO FORMA INCOME STATEMENT
                               December 31, 1995

                                        As Reported               Pro forma
                                        Consolidated Acquisition Consolidated
                                          12/31/95     CBC (1)     12/31/95
                                        ------------ ----------- ------------
Revenues
Gain on sale of loans                     $ 39,557     $    --     $ 39,557

Interest income                            129,482      13,043      142,525
Interest expense (2)                        95,728       4,789      100,517
                                          --------     -------     --------
  Net interest income before provision
   for loan losses                          33,754       8,254       42,008
Provision for loan losses                    5,450         300        5,750
                                          --------     -------     --------
  Net interest income after provision
   for loan losses                          28,304       7,954       36,258

Loan servicing income                       12,718                   12,718
Gain on sale of servicing rights             3,578                    3,578
Other income                                 1,151          54        1,205
                                          --------     -------     --------
  Total other income                        17,447          54       17,501
                                          --------     -------     --------

Total revenues                              85,308       8,008       93,316
                                          --------     -------     --------

Expenses
Personnel expense                           34,053       1,731       35,784
Amortization of PMSR's & OMSR's              3,986                    3,986
Occupancy expense                            3,904         192        4,096
Data processing expense                      1,461                    1,461
Net expense of other REO                     1,912                    1,912
Professional services                        2,769                    2,769
FDIC insurance premiums                      1,137                    1,137
Telephone and other communications           2,509                    2,509
General and administrative expense (3)       9,448         974       10,422
                                          --------     -------     --------
  Total expenses                            61,179       2,897       64,076

Income before income taxes, minority
 interest, and extraordinary item           24,129       5,111       29,240
Income taxes (4)                            10,144       2,121       12,265
Minority interest in income (loss) of
 consolidated subsidiaries                    (208)                    (208)
                                          --------     -------     --------
Net income                                $ 14,193     $ 2,990     $ 17,183
                                          ========     =======     ========

                                                    PRO FORMA INCOME STATEMENT
                                                        December 31, 1994

                                                                        As Reported                      Pro Forma
                                                                       Consolidated     Acquisition     Consolidated
                                                                         12/31/94          CBC(1)         12/31/94
                                                                       ------------     ------------    ------------
Revenues:
Gain on sale of loans                                                   $     8,628                      $     8,628

Interest income                                                              82,783           15,220          98,003
Interest expense (2)                                                         61,674            4,681          66,355
                                                                       ------------     ------------    ------------
  Net interest income before provision for loan losses                       21,109           10,540          31,649
Provision for loan losses                                                     5,150              600           5,750
                                                                       ------------     ------------    ------------
  Net interest income after provision for loan losses                        15,959            9,940          25,899

Loan servicing income                                                        16,332                           16,332
Gain on sale of servicing rights                                             30,837                           30,637
Gain on sale of securities                                                        -                                -
Other income                                                                  1,048              577           1,625
                                                                       ------------     ------------    ------------
  Total other income                                                         48,217              577          48,794

                                                                       ------------     ------------    ------------
Total revenues                                                               72,804           10,517          83,321
                                                                       ------------     ------------    ------------

Expenses:
Personnel expense                                                            33,477            1,808          35,285
Amortization of PMSR's & OMSR's                                               3,176                            3,176
Occupancy expense                                                             3,399              256           3,655
Data processing expense                                                       1,323                            1,323
Net expense of other REO                                                        969                              969
Professional services                                                         1,528                            1,528
FDIC insurance premiums                                                       2,170                            2,170
Telephone and other communications                                            2,820                            2,820
General and administrative expense (3)                                       12,652            1,537          14,189
                                                                       ------------     ------------    ------------
  Total expenses                                                             61,514            3,601          65,115

Income before income taxes and extraordinary item                            11,290            6,916          18,206
Income taxes (4)                                                              4,685            2,960           7,645
                                                                       ------------     ------------    ------------
Income before extraordinary item                                              6,605            3,956          10,561

Extraordinary item-repurchase of Senior Notes, net of income taxes              919                              919
                                                                       ------------     ------------    ------------
Net income                                                              $     7,524      $     3,956     $    11,480
                                                                       ============     ============    ============


(1) Amounts reflect the acquisition by the Company of CoastFed Business Credit Corporation and the merger of its operations into the Coast Business Credit ("CBC") division of the Company's wholly-owned subsidiary, Southern Pacific Thrift and Loan Association ("SPTL") as if it had occurred on January 1 of each year presented.

(2) Interest expense has been adjusted to reflect a rate more indicative of the rate to be incurred as a division of SPTL. Historical interest expense has been reduced.

(3) Goodwill with respect to the acquisition is amortized over 15 years, and has been reflected as an adjustment to general and administrative expenses.

(4) Assumes effective tax rates of 42.8% and 41.5% for the years ended December 31, 1994 and 1995, respectively, with respect the operations of CoastFed Business Credit Corporation.